Exhibit 10.4

Maximum Financing Contract

Huaxia Bank Co., Ltd.

Maximum Financing Contract

No.: SZ03 (R.Z.) 20160015

Party A:  Springpower Technology (Shenzhen) Co., Ltd.

Domicile:  Workshop Building A, Shunchao Industrial Zone, Renmin Road, Danhu Community, Guanlan Street, Bao’an District, Shenzhen City

Zip Code:  51800

Tel.:  0755-89686802

Fax:  0755-89666819

Basic Account Opening Bank:  Bank of China Shenzhen Branch

Account No.:  764057938815

Party B:  Huaxia Bank Co., Ltd. Shenzhen Great China Sub-branch

Domicile:  East of First Floor, Great China International Exchange Square, Futian District, Shenzhen

Zip Code:  518000

Legal Representative / Main Principal:  Xia Feng

Tel.:  0755-23997085

Fax:  0755-23997090

In accordance with relevant laws and regulations of China, Party A and Party B make and enter into this Contract upon unanimity through consultation between both parties following the principle of fairness.

Article 1  Maximum Financing Limit and Type

1.1.  Within the valid period of the maximum financing limit agreed herein (hereinafter referred to as “the Valid Period of Limit”), the maximum financing limit Party A may apply Party B for use is:

Currency:  RMB

Amount (in words):  Thirty Million Yuan Only

(The amount of a foreign currency transaction shall be converted according to the selling price of foreign exchange listed by Party B on the date when the transaction occurs.)

This Contract shall not constitute Party B’s inevitable obligation of providing Party A with financing. Party B shall, under any circumstances, have the right to adjust the Valid Period of Limit and the maximum financing limit under this Contract.

1.2.  The financing form under the maximum financing limit agreed herein shall include but not be limited to loan, acceptance of bill, discount of bill, trade financing, letter of guarantee or other credit business types accepted by Party B.

1.3.  Within the Valid Period of Limit agreed herein, the specific business type, amount, usage period and purpose of the financing limit used by Party A shall be subject to the specific business contract under this Contract. Both parties shall handle relevant business according to the stipulations of the specific business contract.

The specific business contract may be a contract or an agreement signed by both parties, or other legal document submitted by Party A to Party B and accepted by Party B, for example, “application for opening of a L/C”.

Article 2  Valid Period of Limit

2.1.  The Valid Period of Limit agreed in Article 1 of this Contract shall be one year from June 1, 2016 to June 1, 2017.

2.2.  Party B has the right to review the use of the maximum financing limit under this Contract and adjust the aforesaid Valid Period of Limit.

Article 3  Guarantee

3.1.  In order to ensure that the creditor’s rights produced under this Contract are repaid, mortgage, pledge, suretyship, or other one or several guarantees permitted by law may be adopted. The guarantee contract shall be made and entered into by and between the guarantor and Party B, separately.

3.2.  When Party A and Party B conclude a specific business contract hereunder, Party B shall have the right to demand Party A to provide guarantee other than the guarantee specified herein.

Article 4  Use of Maximum Financing Limit

4.1.  Each time when Party A uses a financing limit, Party A shall present a written application to Party B ten working days in advance, and Party B has the right to review. When Party B agrees through review, both parties shall conclude and sign a specific business contract separately.

4.2.  Within the Valid Period of Limit, Party A may reapply for use of the financing limit released by means of payment, and the financing limit unused within the Valid Period of Limit shall be automatically lapsed upon expiration of the Valid Period.

4.3.  Party B must apply for use of the financing limit within the Valid Period of Limit agreed in Article 2 herein. The date of signature of a specific business contract shall not be later than the deadline of the Valid Period of Limit. The date of payment of each loan or the date of draft of acceptance of bill/discount/ opening of L/C/ opening of letter of guarantee / issuance of a letter of guarantee for the release of goods shall not be later than the deadline of this period.

If Party B adjusts or Party A and Party B agree to extend the Valid Period of Limit upon unanimity through consultation between both parties, this deadline shall be the deadline after adjustment. The service life of each maximum financed capital shall be subject to the stipulation of the specific business contract and the expiry date of the performance period shall not be affected by the expiration of the Valid Period of Limit.

4.4.  The expenses which should be charged under bills, letter of guarantee, international trade financing and other related business, the discount rate under discount of bills, and the interest rate and exchange rate which should be determined in inward and outward documentary bills shall be agreed by Party A and Party B in each specific business contract.

Article 5  Party A’s Representations and Warranties

Party A hereby makes the following representations and warranties to Party B:

5.1.  Party A is a legal entity duly established and validly existing. Party A has the right to dispose the properties under its operation and management, do business for the purpose related to that specified in this Contract and the specific business contract, and sign and execute this Contract and the specific business contract.

5.2.  To sign and execute this Contract and the specific business contract, Party A has obtained approvals from competent authorities, including superior competent department or the board of directors of the company and has obtained all necessary authorizations.

5.3.  The signature and execution of this Contract and the specific business contract by Party A does not violate the stipulations or provisions binding upon Party A and Party A’s assets, including but not limited to any guarantee agreement between Party A and another party or the contents of guarantee commitments made to another party.

5.4.  All documents and materials that Party A provides Party B shall be genuine, accurate, legitimate and effective.

5.5.  Party A’s all behaviors and performances in connection with environment and social risks shall comply with statutory and regulatory requirements, and there is no major lawsuit connected with environment and social risks.

Article 6  Party A’s Rights and Obligations

6.1.  During the execution period of this Contract and a specific business contract thereof, Party A shall, according to Party B’s requirements, provide coordination in inspection and timely provide, including but not limited to:

6.1.1.  business license, organization code certificate, identity certification and necessary personal information of the legal representative, members and main principal of the board of directors, list of financial officers, business operation permit, tax registration certificate of pass of the taxation departments’ annual inspection, photocopies of the tax payment proof materials of taxation departments provided according to the year required by Party B, and loan certificate (card);

6.1.2.  all opening banks, account number, and deposit and loan;

6.1.3.  audited balance sheet, statement of profit and loss, statement of changes of owner’s equity, sales conditions, statement of cash flow, financial statements and notes and explanations;

6.1.4.  production management planning, statistics statements, and engineering budget and settlement materials;

6.1.5.  situations of all external guarantee (including guarantee for Party B’s any institution);

6.1.6.  information of all affiliated enterprises and affiliated relations, information of affiliated transaction accounting for over ten percent of Party A’s net assets which have occurred and are going to occur, and information of mutual guarantee amongst group customers;

6.1.7.  information of lawsuit, arbitration, administrative punishment and dispute over obligation with others, and criminal case, prosecution and punishment on members of the management.

6.2.  Use of a financing limit by Party A shall comply with laws, this Contract and the specific business contract.

6.3.  Party A shall notify Party B in written form thirty days prior to the following changes, including but not limited to contracting, lease, custody, reorganization of assets, reconstruction of debts, transformation of equity system, joint operation, business combination (or merger), division, paid transfer of property, joint investment (or cooperation), reduce of registered capital, or filing for winding-up, filing for dissolution (or cancellation), filing for reorganization, mediation and bankruptcy, or change of self system or legal status. Party A shall implement the liability of repayment of the debts under this Contract upon Party B’s written consent, or provide a new guarantee accepted by Party B in written form, or Party A shall not conduct the foregoing activities prior to full repayment of all debts under this Contract.

6.4.  Party A shall notify Party B of the following changes in written form thirty days prior to occurrence of the changes that Party A is announced winding-up, is announced closed, is announced dissolved (cancelled), is filed reorganization or bankruptcy, or changes self system and legal status. Meanwhile, Party A shall take sufficient and effective actions to protect the creditor's rights of Party B.

6.5.  Where there is any situation which is sufficient to endanger Party A’s normal operation or the safety of the creditor’s rights of Party B, Party A shall notify Party B in writing within three days. Meanwhile, Party A shall take sufficient and effective actions to protect the creditor's rights of Party B.

6.6.  Without Party B’s consent, Party A shall not sell specific assets, prepay other long-term debts or provide a third party with extra guarantee for debts until Party A has repaid Party B the principal and interest of the amount of the specific business under this Contract.

6.7.  Party A shall not conclude any contract with any a third party which damages Party B’s rights and interests under this Contract and a specific business contract hereof.

6.8.  In the event that Party A’s legal representative, domicile, name or middle and senior management personnel have any significant change, Party A shall notify Party B in writing within seven days after this change.

6.9.  Party A shall repay on time the principal and interest of the amount of the specific business under this Contract and pay the expenses payable on time.

6.10.  If Party A uses a financing limit to handle international trade financing business (including packing loan, import and export bill purchase, opening of L/C, letter of guarantee, discount of bill and acceptance of bill of exchange), Party A shall ensure: when the business is conducted, the Uniform Customs and Practice for Documentary Credits (latest version) of the International Chamber of Commerce, the Uniform Rules for Collections (URC522) and other related international practices prevailing when this Contract is signed shall be strictly observed. Party B’s reputation and interest shall not be damaged due to any business dispute.

6.11  In the event that Party B realizes creditor’s rights through lawsuit, arbitration or other means due to Party A’s violation of this Contract and a specific business contract hereof, Party A shall bear the appraisal cost, evaluation cost, auction cost, legal cost, arbitration fee, notarization fee and attorney fee paid by Party B therefore, and other reasonable expenses of Party B for realizing creditor’s rights.

6.12.  If Party A is a group customer, Party A shall:

6.12.1.  Provide Party B with relevant information and materials of the group company, including but not limited to list of members of the group customer, legal representative, actual controlled, registered address, registered capital, main business, equity structure, senior management personnel, financial status, items of major assets, guarantees and important lawsuits, and so on.

6.12.2.  Timely report to Party B in written form the affiliated transactions accounting for over ten percent of Party A’s net assets, including but not limited to affiliated relations amongst transaction parties, transaction items, transaction nature, transaction amount or relevant proportions and pricing policy of transaction.

6.13.  Party A shall strengthen management of environment and social risks, and accept and coordinate Party B or a third party affirmed by Party B in supervision and inspection. At Party B’s request, Party A shall submit an environment and social risk report to Party B timely.

Article 7  Party B’s Rights and Obligations

7.1.  Party B is entitled to, according to relevant management regulations and credit examination and approval procedures of Huaxia Bank, decide whether to conclude a specific business contract with Party A and check and supervise the situations of the specific business at any time.

7.2.  If Party B agrees Party A to use a financing limit, the specific business contract concluded shall be timely executed.

7.3.  Party B shall keep confidential the materials and information about Party A’s debt, financial status, production and operation provided by Party A, except otherwise prescribed by laws and regulations and regulatory policies.

Article 8  Management and Control of Post-Credit Risks

8.1.  During the period when the maximum financed capital hereunder is used, to meet the needs for control of Party B’s risks, Party A shall ensure and continue to meet the requirements of the following financial indicators:

                   /                                                                                .

Where there is any stipulation in the specific business contract, the contents specified in the specific business contract shall prevail.

8.2.  During the period when the maximum financed capital hereunder is used, to meet the needs for control of Party B’s risks, Party A shall ensure and continue to make business settlement according to the following stipulations:

☑ ☑ ☑ Party B is the main settlement bank of Party A and Party A’s main settlement business shall be handled through Party A’s account opened with Party B.

☒ ☒ ☒ Party B is not the main settlement bank of Party A. Party A shall provide Party B with the bank statements of the main settlement account or other relevant materials once every  /  month(s).

☒           /                    .

Article 9  Prepayment

9.1.  During the execution process of this Contract, Party B shall have the right to ask Party A to prepay the financing limit used by Party A under the following circumstances:

9.1.l.  Party A provides false information or holds back important operational accounting facts;

9.1.2.  without Party B’s consent, Party A changes the purpose of the financed capital or uses the financed capital for conducting any illegal or rule-breaking transaction;

9.1.3.  Party A violates any other contract or agreement concluded with others, or Party A makes any commitment or warranty unilaterally, which constitutes serious breach of other debts;

9.1.4.  the guarantee capacity of the guarantor hereunder becomes obviously insufficient, or the pledged or mortgaged property hereunder is expropriated or damaged or its value obviously declines, and Party A is unable to provide a new guarantee according to Party B’s requirements;

9.1.5.  During the valid period of this Contract, Party A expressly indicates or indicates by its acts that Party A is unable to or fails to perform its obligations specified in this Contract or the specific business contract;

9.1.6.  Party A transfers its assets, withdraws funds, evades debts or has any other behavior which damages Party B’s rights and interest;

9.1.7  Party A does not perform its commitments made in Article 5 herein or does not perform the obligations agreed in this Contract or a specific business contract;

9.1.8.  Party A refuses Party B’s supervision and examination on Party A’s use of the credit funds and relevant operation and financial activities;

9.1.9.  Party A uses a false contract with an affiliated party to discount or pledge on the basis of bill receivable and accounts receivable without real trade background to illegally withdraw Party B's financing;

9.1.10.  Party A evades Party B’s obligatory right intentionally through affiliated transaction;

9.1.11.  Party A’s operating mode, self system or legal status is changed, including but not limited to contracting, lease, custody, asset reorganization, debt reconstruction, reform of shareholding system, joint operation, consolidation (merger), division, paid transfer of property, joint venture (cooperation), reduce of registered capital, or applying for winding-up, applying for dissolution (or cancellation), applying for reforming, reconciliation and bankruptcy. Party A has not obtained Party A’s written consent, hasn’t implemented the liability of repayment of the debts under a specific business contract of this Contract or hasn’t provided a new guarantee accepted by Party B;

9.1.12.  There is any serious crisis of the overall credit status, operating conditions and financial status of the group customer of Party A, which causes significant threat to the safety of Party B’s loan;

9.1.13.  Party A is unable to or is likely unable to repay the due debt because Party A sells, transfers or disposes by other means any material assets or Party A’s operation and financial status becomes worse; or Party A is involved in any significant economic lawsuit or arbitration and other legal dispute, or is involved in any significant administrative punishment, which serious affects and threatens the realization of the creditor’s rights of Party B;

9.1.14.  Party A goes out of business, is dissolved, stops business or is ordered to close, or its business license is revoked or cancelled;

9.1.15.  Party A violates any other obligation agreed in this Contract, or the Guarantor hereunder violates any obligation agreed in the guarantee contract, that Party B thinks sufficient to affect realization of its creditor’s rights;

9.1.16.  Party A causes a liability accident or a significant environment and social risk incident due to violation of relevant laws, regulations, regulatory provisions or industrial standards for food safety, work safety, environmental protection and management of environment and social risks, which has affected or may affect the performance of obligations under this Contract or a specific business contract.

9.2.  If Party A applies for prepayment, Party A shall present a written application to Party B ten working days in advance and make treatment according to the following methods upon Party B’s written consent:

☑ ☑ ☑ Party B shall calculate and collect interest according to the number of days of actual occupation of the loan and the loan interest rate agreed in the specific business contract under this Contract;

☒ ☒ ☒ In addition to the interest calculated and collected according to the number of days of actual occupation of the loan and the loan interest rate agreed in the specific business contract under this Contract, Party B shall charge  / % of the prepayment amount as compensation. However, the maximum compensation shall not exceed the result of: repayment amount × loan interest rate agreed in the specific business contract / 360 × number f days advanced.

Article 10  Effectiveness, Transfer and Change of Contract

10.1.  This Contract shall come into force as of the date of signature of both parties. However, Party B shall have no obligation for allowing Party A to use any financing limit before Party A and its guarantor conclude a guarantee contract according to Party B’s requirements and complete the procedures agreed in the guarantee contract and the mortgage /pledge right becomes effective by law.

10.2.  As agreed by Party A, after effectiveness of this Contract, Party B may transfer to a third party all or part of the debts under this Contract and the specific business contract.

10.3.  If Party A transfers to a third party all or part of the debts under this Contract and the specific business contract after effectiveness of this Contract, Party A shall submit to Party B the written documents that the guarantor agrees transfer of successive guarantee obligation or provide a new guarantee, and obtain Party B’s written consent.

10.4.  Party A and Party B shall not change this Contract without authorization after effectiveness of this Contract. Where necessary, Party A and Party B shall reach a written change agreement.

Article 11  Confidentiality

Party A or Party B shall bear the obligation of confidentiality for the other party’s business secret, contractual clauses and other information related to interest acquired during the signature and execution processes of this Contract, but shall not disclose the aforesaid information to a third party without the other party’s consent, except otherwise prescribed by laws, regulations and regulatory policies.

Article 12  Governing Laws and Dispute Settlement

12.1.  This Contract shall be governed by laws of the People's Republic of China.

12.2.  Any and all disputes arising from the execution of this Contract and/or a specific business contract shall be settled through consultation between Party A and Party B. Where consultation fails, either party may make settlement according to the following method, except otherwise agreed in the specific business contract for dispute settlement under this Contract:

☑ ☑ ☑ To bring a case to the local people’s court at the domicile of Party B;

☒ ☒ ☒ To apply                   /                         Arbitration Committee for arbitration.

Article 13  Notice and Service

During the valid period of this Contract, if Party A changes its information first given in this Contract without notifying Party B in written form, including name of Party A’s legal person, legal representative, domicile and telephone number, all documents that Party B sends to Party A according to Party A’s information given in this Contract shall be deemed as having been served.

Article 14  Supplementary Provisions

14.1.  The specific business contracts made and entered into by and between Party A and Party B for each specific maximum financing business on the basis of this Contract shall be a part of this Contract and constitute an entire contract. in case of discrepancy between a specific business contract and this Contract, the specific business contract shall prevail.

14.2.  Party A authorizes Party B to, in accordance with relevant laws and regulations, or other regulatory documents or requirements of financial regulators, provide the relevant information of the Contract and other relevant information for the credit information basic database of the People’s Bank of China or other credit database established by law for the qualified institutions or individuals to search and use. Party A also authorizes Party B to, for the purpose of the conclusion and performance of the Contract, search Party B’s relevant information through the credit information basic database of the People’s Bank of China or other credit database established by law.

14.3.  If selection is made in □ under this Contract, this clause shall apply if √ is ticked in □ but shall not apply if × is given in □.

14.4.  This Contract shall be provided for Party A holding one original, Party B holding two originals and the Guarantor holding one original, which shall be equally authentic.

14.5.  Other provisions agreed by both parties:

14.6.  Party B has taken reasonable measures to remind Party A to pay attention to the clauses of exempting or restricting Party B’s responsibilities and, according to Party A’s requirements, has given full explanation of relevant clauses. Party A and Party B have no objection to the understanding of the contents of all clauses of this Contract.

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Page of signature (the remainder of this page is intentionally left blank.)

Party A: (Seal)

Springpower Technology (Shenzhen) Co., Ltd. (Seal)

Legal Representative:

(Or Authorized Agent):         (Signature)

June 23, 2016

Party B:         (Seal)

Huaxia Bank Co., Ltd. Shenzhen Great China Sub-branch (Seal)

Legal Representative / Main Principal:

(Or Authorized Agent)              (Signature or Seal)

June 23, 2016